FUND ACCOUNTING SERVICING AGREEMENT



This Agreement between the Potomac Funds, a Massachusetts business trust (hereinafter referred to as the "Fund"), and Firstar Trust Company, a Wisconsin corporation (hereinafter referred to as "FTC"), is entered into on this ________ day of September 1997.

      WHEREAS,   the  Fund  is  an  open-end  management   investment  company
registered under the Investment Company Act of 1940 ("1940 Act"); and

      WHEREAS, FTC is in the business of providing, among other things, mutual fund accounting services to investment companies;

      NOW, THEREFORE, the parties do mutually promise and agree as follows:

      1. APPOINTMENT. The Fund hereby appoints FTC to provide certain accounting services for the Fund on the terms set forth in this Agreement. FTC accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in paragraph 6 in this Agreement.

      2.    SERVICES.   FTC  agrees  to  provide  the  following  mutual  fund
accounting services to the Fund:

            A.    Portfolio Accounting Services:


                   (1) Maintain portfolio records on a trade date +l basis using security trade information communicated from the investment adviser on a timely basis.

                   (2) For each  valuation  date,  obtain  prices from a pricing source approved by the Fund's Board of Trustees ("Board") and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board shall approve, in good faith, the method for determining the fair value for such securities in the manner specified in the Fund's current registration statement.

                  (3) Identify interest and dividend accrual balances as of each valuation date and calculate gross earnings on investments for the accounting period.

                  (4) Determine gain/loss on security sales and identify them as to short- or long-term status; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

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            B.    Expense Accrual and Payment Services:

                  (1) For each  valuation  date,  calculate the expense  accrual amounts as directed by the Fund as to methodology, rate or dollar amount.

                  (2) Record  payments  for the Fund  expenses  upon  receipt of written authorization from the Fund.

                  (3) Account for Fund expenditures and maintain expense accrual balances at the level of accounting detail, as agreed upon by FTC and the Fund.

                  (4)   Provide expense accrual and payment reporting.

            C.    Fund Valuation and Financial Reporting Services:

                  (1) Account for Fund share purchases, sales, exchanges, transfers, dividend reinvestments, and other Fund share activity as reported by the transfer agent on a timely basis.

                  (2)   Apply equalization accounting as directed by the Fund.

                  (3) Determine net investment income (earnings) for the Fund as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.

                  (4)  Maintain  a  general  ledger  for  the  Fund   investment
            securities in the form as agreed upon by FTC and the Fund.

                  (5) For  each day the Fund is open as  defined  in the  Fund's current registration statement, determine the net asset value for each portfolio of the Fund ("Portfolio") according to the accounting policies and procedures set forth in the Fund's current registration statement.

                  (6) Calculate per share net asset value, per share net earnings, and other per share amounts reflective of each Portfolio's operation at such time as required by the nature and characteristics of the Fund.

                  (7) Communicate, at an agreed upon time, the per share price for each valuation date to parties as agreed upon from time to time.

                  (8) Prepare  monthly  reports  which  document the adequacy of accounting detail to support month-end ledger balances.


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            D.    Tax Accounting Services:

                  (1) Maintain  accounting records for each Portfolio to support the tax reporting required by Subchapter M of the Internal Revenue Code.

                  (2)   Maintain tax lot detail for a Portfolio.

                  (3) Calculate  taxable  gain/loss on security  sales using the tax lot relief method designated by the Fund.

                  (4) Provide the necessary financial information to support the taxable components of income and capital gains distributions to the transfer agent to support tax reporting to the shareholders.

            E.    Compliance Control Services:

                  (1) Support reporting to regulatory bodies and support financial statement preparation by making the Fund accounting records available to the Fund, the Securities and Exchange Commission, and the outside auditors retained by the Fund.

                  (2) Maintain accounting records according to the 1940 Act and regulations thereunder.

      3. PRICING OF SECURITIES. For each valuation date, obtain prices from a pricing source selected by FTC but approved by the Board and apply those prices to the portfolio positions and to value collateral held with respect to repurchase agreements and securities loans. For those securities where market quotations are not readily available, the Fund's Board shall approve, in good faith, the method for determining the fair value for such securities in accordance with the method determined by the Board.

            If the Fund desires to provide a price which varies from the pricing source, the Fund shall promptly notify and supply FTC with the valuation of any such security on each valuation date. All pricing changes made by the Fund will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new prices are effective.

      4. CHANGES IN ACCOUNTING PROCEDURES. Any resolution passed by the Board that affects accounting practices and procedures under this Agreement shall be effective upon receipt and written acceptance by FTC.

      5. CHANGES IN EQUIPMENT, SYSTEMS, SERVICE, ETC. FTC reserves the right to make changes from time to time, as it deems advisable, relating to its services, systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the services provided to the Fund under this Agreement.


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      6.    COMPENSATION.  FTC shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time.

      7.    PERFORMANCE OF SERVICE.

                  A. FTC shall exercise reasonable care and act in good faith in the performance of its duties under this Agreement. FTC shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FTC's control, except a loss resulting from FTC's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Fund shall indemnify and hold harmless FTC from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FTC may sustain or incur or which may be asserted against FTC by any person arising out of or attributed to any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or (ii) in reliance upon any written or oral instruction for a proper corporate purpose provided to FTC by any duly authorized officer of the Fund, such duly authorized officer to be included in a list of authorized officers furnished to FTC and as amended from time to time in writing by resolution of the Board.

                  In  the  event  of  a  mechanical   breakdown  or  failure  of
            communication or power supplies beyond its control, FTC shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FTC's control. FTC will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FTC. FTC agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect FTC's premises and operating capabilities at any time during regular business hours of FTC, upon reasonable notice to FTC.

                  Regardless  of the above,  FTC reserves the right to reprocess and correct administrative errors at its own expense.

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                  B. In order that the indemnification  provisions  contained in this section shall apply, it is understood that in any case in which the Fund may be asked to indemnify or hold FTC harmless, the Fund
            shall  be  fully  and  promptly   advised  of  all  pertinent  facts
            concerning the situation in question, and it is further understood that FTC will use all reasonable care to notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend FTC against any claim which may be the subject of this indemnification. In the event that the Fund so elects, it will so notify FTC and thereupon the Fund shall take over complete defense of the claim, and FTC shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. FTC shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify FTC except with the Fund's prior written consent.

                  C. FTC shall  indemnify  and hold the Fund  harmless  from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which the Fund may sustain or incur or which may be asserted against the Fund by any person arising out of or attributed to any action taken or omitted to be taken by FTC as a result of FTC's refusal or failure to comply with the terms of this Agreement, or from its bad faith, negligence, or willful misconduct of FTC or any of its employees or agents.

      8. RECORDS. FTC shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is acceptable to the Fund but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. FTC agrees that all such records prepared or maintained by FTC relating to the services to be performed by FTC hereunder are the property of the Fund and will be preserved, maintained, and made available with such section and rules of the 1940 Act and will be promptly surrendered to the Fund on and in accordance with its request.

      9. CONFIDENTIALITY. FTC agrees on behalf of itself and its employees and agents to treat confidentially all records and other information relative to the Fund and its shareholders and shall not disclose to any other party, except after prior notification to and approval in writing by the Fund, which approval shall not be unreasonably withheld and may not be withheld where FTC may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities.

      10. DATA NECESSARY TO PERFORM SERVICES. The Fund or its agent, which may be FTC, shall furnish to FTC the data necessary to perform the services described herein at times and in such form as mutually agreed upon by the Fund and FTC.

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      11.  NOTIFICATION  OF ERROR.  The Fund will notify FTC of any balancing or control error caused by FTC within three (3) business days after receipt of any reports rendered by FTC to the Fund, or within three (3) business days after discovery of any error or omission not covered in the balancing or control procedure, or within three (3) business days of receiving notice from any shareholder.

      12. ADDITIONAL SERIES. In the event that the Fund establishes one or more additional Portfolios with respect to which it desires to have FTC render accounting services, under the terms hereof, it shall so notify FTC in writing, and if FTC agrees in writing to provide such services, such Portfolio will be subject to the terms and conditions of this Agreement, and shall be maintained and accounted for by FTC on a discrete basis. The Portfolios currently covered by this Agreement are: the Potomac Japan/Long Fund, Potomac Japan/Short Fund, Potomac U.S. Plus Fund, Potomac U.S./Short Fund, Potomac OTC Plus Fund, Potomac OTC/Short Fund and the Potomac U.S. Government Money Market Fund.

      13. TERMS OF AGREEMENT. This Agreement shall become effective upon its execution and shall continue until terminated by either party upon giving ninety
(90) days' prior written notice to the other party or such shorter period as is mutually agreed upon in writing by the parties. However, this Agreement may be replaced or modified by a subsequent written instrument between the parties. This Agreement or any rights or obligations hereunder may not be assigned by either party without the written consent of the other party.

      14. DUTIES IN THE EVENT OF TERMINATION. In the event that in connection with termination a successor to any of FTC's duties or responsibilities hereunder is designated by the Fund by written notice to FTC, FTC will promptly, upon such termination and at the expense of the Fund, transfer to such successor all relevant books, records, correspondence and other data established or maintained by FTC under this Agreement in a form reasonably acceptable to the Fund (if such form differs from the form in which FTC has maintained the same, the Fund shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTC's personnel in the establishment of books, records and other data by such successor.

      15. NOTICES. Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: notice to FTC shall be sent to Mutual Fund Services located at 615 East Michigan Street, Milwaukee, Wisconsin 53202 and notice to the Fund shall be sent to the Potomac Funds located at 550 Mamaroneck Avenue, Harrison, NY 10528.

      16. CHOICE OF LAW. This Agreement shall be construed in accordance with the laws of the State of Wisconsin. Trustees and shareholders of the Fund shall not be personally liable for obligations of the Fund in connection with any matter arising from or in connection with this Agreement.


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      IN WITNESS  WHEREOF,  the parties  hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


POTOMAC FUNDS                                  FIRSTAR TRUST COMPANY



By:____________________________                By:_____________________________



Print:_________________________               Print:___________________________



Title:_________________________               Title:  First Vice President



Date:__________________________               Date:____________________________



Attest:________________________               Attest:__________________________





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